       1 -- EXHIBIT 1.2
                                                                  WGM DRAFT
                                                                  07/17/94



                         550,000 SHARES OF COMMON STOCK

                          VISHAY INTERTECHNOLOGY, INC.



                      INTERNATIONAL UNDERWRITING AGREEMENT
                      ------------------------------------


                                                        __, 1994
                                             ----------
     Bear, Stearns International Limited
     Donaldson, Lufkin & Jenrette
       Securities Corporation
     Lehman Brothers International (Europe)
     Merrill Lynch International Limited
     Salomon Brothers International Limited
       as Lead Managers of the
       several Managers named
       in Schedule I hereto
     c/o Bear, Stearns International Limited
     One Canada Square
     London E14 5AD, England

     Ladies and Gentlemen:

               The undersigned, Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you as follows:

               1. MANAGERS. The term "Managers", as used herein, refers collectively to you and the other underwriters named in Schedule I annexed hereto and made a part hereof, for whom you are acting as representative. Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as representatives of the Managers.

               2.  DESCRIPTION OF STOCK.

               (a) The Company proposes to issue and sell to the Managers an aggregate of 550,000 shares (the "Firm International Shares") of its Common Stock, par value $.10 per share (the "Common Stock"), upon the terms set forth in Section 8 hereof. The Company also proposes to grant to the Managers the option to purchase from the Company, for the sole purpose of covering over-allotments in connection with the sale of the Firm International Shares, an aggregate of up to 82,500 additional shares (the "Additional International Shares") of Common Stock upon the terms set forth in Section 8 hereof and for the purposes set forth in subsection 4(b) hereof. The Firm International Shares and the




















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     Additional International Shares are hereinafter referred to collectively as the "International Shares."

               (b) It is understood and agreed to by all the parties that the Company is concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Company of up to a total of 2,200,000 shares (the "Firm U.S. Shares") of Common Stock through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for which Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc are acting as representatives. The Company also proposes to grant to the U.S. Underwriters the option to purchase, for the sole purpose of covering over-allotments in connection with the sale of the Firm U.S. Shares, up to an aggregate of 330,000 additional shares (the "Additional U.S. Shares") of Common Stock. The Firm U.S. Shares and the Additional U.S. Shares are collectively referred to herein as the "U.S. Shares," the International Shares and the U.S. Shares are collectively referred to herein as the "Shares" and this Agreement and the U.S. Underwriting Agreement are collectively referred to as the "Underwriting Agreements."

               (c) It is also understood and agreed to by all the parties that the U.S. Underwriters have entered into an agreement with the Managers (the "Agreement between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may
     (i) purchase from the Managers a portion of the International Shares to be sold to the Managers pursuant to this Agreement or (ii) sell to the Managers a portion of the U.S. Shares to be sold to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement. The Company also understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement.

               (d) Prior to the public offering of the International Shares by the Managers, the Company and you, acting on behalf of the Managers, shall enter into an agreement substantially in the form of Exhibit A hereto (the "International Pricing Agreement"). The International Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the parties hereto and shall specify such applicable information as is indicated on Exhibit A hereto. The offering of the International Shares shall be governed by this Agreement, as supplemented by the International Pricing Agreement. From and after the date of the execution and delivery of the International


























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     Pricing Agreement, this Agreement shall be deemed to incorporate the
     International Pricing Agreement.


               3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to, and agrees with, each Manager that:

               (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-3 (File No.
          33-     ) relating to the Shares [and ___ amendment(s) thereto],
             -----
          including [in each case] a preliminary prospectus relating to the offering of the International Shares. The Company next proposes to file with the Commission after the effectiveness of such registration statement, in accordance with Rules 430A and 424(b)(1) or Rule 424(b)(4) of the Regulations, a final prospectus with respect to the offering of the International Shares, the final prospectus so filed in either case to include all Rule 430A Information (as hereinafter defined) and to conform, in content and form, to the last printer's proof thereof furnished to and approved by you immediately prior to such filing. As used in this Agreement, (i) the term "Effective Date" means the date that the registration statement hereinabove referred to is declared effective by the Commission, (ii) the term "Registration Statement" means such registration statement as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto, all documents (including financial statements, financial schedules and exhibits) incorporated therein by reference and all Rule 430A Information deemed to be included therein at the Effective Date pursuant to Rule 430A of the Regulations, (iii) the term "Rule 430A Information" means information with respect to the Shares and the public offering thereof permitted, pursuant to the provisions of paragraph (a) of Rule 430A of the Regulations, to be omitted from the form of prospectus included in the Registration Statement at the time it is declared effective by the Commission, (iv) the term "U.S. Prospectus" means the form of final prospectus relating to the U.S. Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date, (v) the term "International Prospectus"

























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          means the form of final prospectus relating to the International
          Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date (the U.S. Prospectus and the International Prospectus are referred to collectively as the "Prospectuses"), (vi) the term "U.S. Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the U.S Shares that omits Rule 430A Information and (vii) the term "International Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the International Shares that omits Rule 430A Information (the U.S. Preliminary Prospectus and the International Preliminary Prospectus are referred to collectively as the "Preliminary Prospectuses"). Any reference herein to either Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of such Preliminary Prospectus or the date of such Prospectus, as the case may be, except that any such documents shall be deemed to be modified or superseded to the extent that a statement contained in such Preliminary Prospectus or such Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference therein modifies or supersedes such statement (all such documents being hereinafter referred to as the "Incorporated Documents").

               (b) On the Effective Date, the date the International Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date and, if later, the Additional Closing Date (each as hereinafter defined), when any post-effective amendment to the Registration Statement becomes effective or any supplement to the International Prospectus is filed with the Commission, and during such longer period as the International Prospectus may be required to be delivered in connection with sales of International Shares by the Managers or a dealer, the Registration Statement and the International Prospectus (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did or will comply in all material respects with the applicable provisions of the Act, the Regulations, the Exchange Act and the rules and regulations thereunder, and did not and will not contain an untrue




























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          statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the International Prospectus, in light of the circumstances under which they were made) not misleading. When any International Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or an amendment thereof or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such International Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation and warranty, however, is made in this subsection 3(b) by the Company with respect to written information contained in or omitted from the Registration Statement, the International Prospectus, any International Preliminary Prospectus, or any amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on your behalf with respect to the Managers and the plan of distribution of the Shares expressly for use in connection with the preparation thereof. Each of the Incorporated Documents, when each was first filed with the Commission, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference will, when they are filed with the Commission, comply in all material respects with the applicable provisions of the Exchange Act. None of such filed documents when they were filed (or, if an amendment with respect thereto was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; and no such further document, when it is filed with the Commission, will contain an untrue statement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (c) Each contract, agreement, instrument, lease, license or other item required to be described or incorporated by reference in the Registration Statement or



























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          the International Prospectus has been properly described, or shall be properly described, as the case may be, in all material respects or incorporated by reference therein. Each contract, agreement, instrument, lease, license, or other item required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to, or has been incorporated by reference as an exhibit into, the Registration Statement.

               (d) Ernst & Young, whose separate report has been filed with the Commission and is incorporated by reference in the Registration Statement, are independent public accountants with regard to the Company, and KPMG Peat Marwick, whose separate report has been filed with the Commission as part of the Registration Statement, are independent public accountants with regard to Vitramon, Incorporated, a Delaware corporation ("Vitramon"), as required by and within the meaning of the Act and the Regulations. The consolidated financial statements of the Company and its consolidated subsidiaries (the "Company Financials") incorporated by reference in the Registration Statement and to be incorporated by reference in the International Prospectus fairly present, with respect to the Company and its consolidated subsidiaries, the consolidated financial position, the consolidated results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The Company Financials have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("US GAAP") consistently applied throughout the periods involved, and are, in all material respects, prepared in accordance with the books and records of the Company and its consolidated subsidiaries. The financial statements of Vitramon (the "Vitramon Financials") included in the Registration Statement and to be included in the International Prospectus fairly present, with respect to Vitramon, the financial position, the results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The Vitramon Financials have been prepared in accordance with US GAAP consistently applied throughout the periods involved, and are, in all material respects, prepared in accordance with the books and records of Vitramon. The pro forma consolidated balance sheet and consolidated statement of income of the Company and Vitramon (together, the "Pro forma Financials") set forth in the Registration Statement and to be set forth in the International Prospectus fairly present the information purported to be shown therein at the respective dates thereof and for the respective periods


























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          covered thereby.  The Pro forma Financials have been prepared on the basis set forth therein and all adjustments have been properly applied. The assumptions in the Pro forma Financials are reasonable. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the International Prospectus.

               (e) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet of the Company included or incorporated by reference in the Registration Statement, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations (i) incurred or undertaken in the ordinary course of business or (ii) disclosed in the Registration Statement.

               (f) The Company has all requisite legal right power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver those of the International Shares as are to be issued, sold and delivered by the Company hereunder in accordance with the terms and conditions of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) that rights to indemnity and/or contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws, (ii) that such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (g) The execution, delivery and performance by the Company of this Agreement and the International Pricing Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in




























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          a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and that is material to the Company and its subsidiaries taken as a whole, or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any of its subsidiaries listed on
          Schedule II hereto (the "Material Subsidiaries") or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective properties or assets, except for those violations that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except the registration under the Act of the Shares, the authorization of the Shares for listing on the New York Stock Exchange (the "NYSE") and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities laws in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any subsidiary is party, or to which any of their respective properties or assets are subject, is required for the execution, delivery or performance of this Agreement by the Company or for the issuance, sale or delivery by the Company of those of the Shares as are to be issued and sold hereunder by the Company.































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               (i)  All of the currently outstanding shares of Common Stock and the issued or outstanding shares of capital stock of each of the Material Subsidiaries, have been duly and validly authorized, have been, or prior to the Closing Date will have been, duly and validly issued, are fully paid and nonassessable and were not, or will not have been, issued in violation of or subject to any preemptive rights. Those of the International Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. The Company had, at March 31, 1994, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the International Prospectus, both on an historical basis and as adjusted to give retroactive effect to the Company's acquisition of Vitramon and the financing thereof. The Common Stock conforms to the description thereof set forth in, or incorporated by reference into, the Registration Statement and as shall be set forth in or incorporated by reference into, the International Prospectus. The Company owns directly or indirectly all of the shares of capital stock of the Company's subsidiaries, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts except as otherwise described in
          Schedule III hereto or in the Registration Statement and as may be disclosed in the International Prospectus, other than immaterial amounts of shares that are owned by employees of certain subsidiaries.

               (j) There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or of any subsidiary or any security or other instrument that by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company or any subsidiary of the Company, except as described in the Registration statement and as may be described in the International Prospectus.

               (k) The Company has no active subsidiaries other than those listed in Schedule III hereto and all references in this Agreement to subsidiaries of the Company (except as otherwise provided) shall be deemed limited to the Company's active subsidiaries. Each of the Company and its Material Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its



























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          Material Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its Material Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as may be described in the International Prospectus (except for those the absence of which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the International Prospectus.

               (l) Neither the Company nor any of its subsidiaries, nor to the best knowledge of the Company or any subsidiary, any other party, is in violation or breach of, or in default (nor has an event occurred that with notice, lapse of time or both, would constitute a default) with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding that is material to the Company and its subsidiaries taken as a whole, except for such violations, breaches and defaults as, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operation or business of the Company and its subsidiaries taken as a whole; and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect, and is the legal, valid, and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms. The Company and each Material Subsidiary enjoys peaceful and undisturbed possession in all material respects under all material leases and licenses under which it is operating.
          Neither the Company nor any of its Material Subsidiaries is in




























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          violation of its certificate of incorporation, by-laws or similar governing instrument.

               (m) There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or, to the best knowledge of the Company or any subsidiary after due inquiry, threatened (or any basis therefor known to the Company or any subsidiary), with respect to the Company, any subsidiary, or any of their respective operations, businesses, properties or assets except as disclosed in the Registration Statement and as may be described in the International Prospectus, that might have, individually or in the aggregate, a material adverse effect upon the financial condition, results of operations, operations, business, properties, assets or liabilities of the Company and its subsidiaries taken as a whole. There is no contract or other document concerning the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement and the International Prospectus or to be filed as an exhibit to the Registration Statement that has not been so disclosed or filed.

               (n) Each of the Company and its subsidiaries has good and marketable title to all of its real and personal properties and assets that are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as disclosed in the Registration Statement and as may be disclosed in the International Prospectus or such as individually or in the aggregate do not have a material adverse effect upon the financial condition, results of operations, operations, business, properties, assets or liabilities of the Company and its subsidiaries taken as a whole). No real property owned, leased, licensed, or used by the Company or by a Material Subsidiary lies in an area that is, or to the best knowledge of the Company or any Material Subsidiary will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing, or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or such subsidiary as presently conducted or as the International Prospectus indicates it contemplates conducting (except as may be described in the International Prospectus or such as individually or in the aggregate do not have a material adverse effect upon the financial condition, results of operations, operations, business, properties, assets or




























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          liabilities of the Company and its subsidiaries taken as whole).

               (o) All material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or any subsidiary owns or has pending, or under which it is licensed, are in good standing, are uncontested and are set forth in the Registration Statement. Neither the Company nor any subsidiary has received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company and any subsidiary, there is no infringement by others of Intangibles of the Company or any subsidiary that has had or may in the future have a materially adverse effect on the financial condition, results of operations, operations, business, properties, assets or liabilities of the Company and its subsidiaries taken as a whole.

               (p) To the Company's knowledge, neither the Company or any subsidiary, nor any director, officer or employee of the Company or any subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

               (q) No person has the right by contract or otherwise to require registration under the Act of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

               (r) Neither the Company nor any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the underwriting contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that has caused or resulted in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.






























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               (s)  Neither the Company nor any of its subsidiaries is, or intends to conduct its business in such a manner that it would become, an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (t) Except as may be set forth in the International Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

               (u) Each of the Company and its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) the access to the respective assets of the Company and each subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (v) Other than as disclosed in the Registration Statement and as shall be disclosed in the International Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of management of the Company, is imminent that, singly or in the aggregate, is or is reasonably likely to be materially adverse to the Company and its subsidiaries taken as a whole, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that reasonably can be expected to have a material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole.

               (w) (i) All United States Federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed that are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (ii) the Company and its





























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          subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable law of all other jurisdictions, except, as to each of the foregoing clauses
          (i) and (ii), insofar as the failure to file such returns, individually and in the aggregate, would not have a material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles or if the failure to make any or all such payments, singly or in the aggregate, would not be material to the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the financial condition, results of operations, operations or business of the Company and its subsidiaries taken as whole.

               4.  PURCHASE, SALE AND DELIVERY OF THE INTERNATIONAL SHARES.

               (a)(i) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm International Shares to the respective Managers, and each Manager agrees, severally and not jointly, to purchase from the Company the number of Firm International Shares set forth opposite the name of such Manager in Schedule I hereto, all at the price per share set forth in the International Pricing Agreement.

               (ii) If the International Pricing Agreement has not been executed by the close of business on the fourth full business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7, 9, 10 and 11 shall remain in effect.

               (iii) Delivery of the Firm International Shares and payment of the purchase price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New




























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          York, New York  10167, or such other location in the New York
          City metropolitan area you shall determine and advise the Company upon at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the fifth full business day following the date of execution of the International Pricing Agreement, or at such other time as may be agreed upon by you and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Firm International Shares shall be made to you or upon your order, for the respective accounts of the Managers, against payment by you, on behalf of the respective Managers, to the Company of the aggregate purchase price therefor, in immediately available funds; provided, however, such
                                                    --------  -------
          payment shall be made by certified or official bank checks payable in New York Clearing House funds to the order of the Company if the Company provides a written request therefor to Bear, Stearns International Limited ("Bear, Stearns") at least two business days prior to the Closing Date. If such payment is to be made in immediately available funds, the Company shall reimburse Bear, Stearns for the incremental cost thereof at the then prevailing federal funds effective rate plus 137.5 basis points plus any applicable bank charges incurred by Bear, Stearns.

               (iv) Certificates for the Firm International Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by you, the Firm International Shares may be represented by a global certificate registered in the name of Cede & Co., as nominee of the Depositary Trust Company ("Cede"). The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date, unless the Firm International Shares are to be represented by a global certificate.

               (b)(i) The Company hereby grants to the Managers an option (the "International Option") to purchase from the Company up to an aggregate of 82,500 Additional International Shares at the same price per share as is applicable to the sale of the Firm International Shares to the Managers, for the sole purpose of covering over-allotments in the offering of the Firm International Shares by the Managers. The International Option shall be exercisable by you on one occasion only, at any time before the expiration of 30 days from the date of the International Pricing Agreement, for the purchase of all or part of the Additional International Shares, such exercise to be made by

























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          notice, given by you to the Company in the manner specified in
          Section 14 hereof, which notice shall set forth the aggregate number of Additional International Shares with respect to which the International Option is being exercised, the denominations and the name or names in which certificates evidencing the Additional International Shares so purchased are to be registered, and the date and time of delivery of such Additional International Shares, which date may be at or subsequent to the Closing Date and shall not be less than two nor more than ten days after such notice. The aggregate number of Additional International Shares to be purchased from the Company by each Manager (as adjusted by you to eliminate fractions) shall be determined by multiplying the total number of Additional International Shares to be sold by the Company by a fraction (x) the numerator of which is the number of Firm International Shares set forth opposite the name of such Manager in Schedule I annexed hereto and (y) the denominator of which is 550,000.

               (ii) Delivery of the Additional International Shares so purchased and payment of the purchase price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as you shall determine and advise the Company upon at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the date designated in such notice or at such other time and date as may be agreed upon by you and the Company. The time and date of such delivery and payment are herein called the "Additional Closing Date." Delivery of the Additional International Shares shall be made to you or upon your order, for the respective accounts of the Managers, against payment by you, on behalf of the respective Managers, to the Company of the aggregate purchase price therefor, by certified or official bank checks payable in New York Clearing House funds to the order of the Company; provided, however, that if the
                                    --------  -------
          Additional Closing Date is the same date as the Closing Date and the Company is to receive payment for the Firm International Shares in immediately available funds in accordance with Section 4(a)(iii), payment to the Company for the Additional International Shares shall also be made in immediately available funds, in which event the Company shall reimburse Bear, Stearns for the incremental cost thereof as provided in Section 4(a)(iii).

               (iii) Certificates for the Additional International Shares purchased by the Managers, when delivered to or upon



























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 17 -- EXHIBIT 1.2



          your order, shall be registered in such name or names and in such authorized denominations as you shall have requested in the notice of exercise of the International Option, provided that, if so specified by you, such Additional International Shares may be represented by a global certificate registered in the name of Cede. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date, unless the Additional International Shares are to be represented by a global certificate.

               (c) The Managers shall not be obligated to purchase any Firm International Shares from the Company except upon tender to the Managers by the Company of all of the Firm International Shares and the Managers shall not be obligated to purchase any Additional International Shares from the Company except upon tender to the Managers by the Company of all of the Additional International Shares specified in the notice of exercise of the International Option. The Company shall not be obligated to sell or deliver any Firm International Shares or Additional International Shares except upon tender of payment by the Managers for all the Firm International Shares or the Additional International Shares, as the case may be, agreed to be purchased by the Managers hereunder.

               5. OFFERING. It is understood that as soon after the International Pricing Agreement has been executed and delivered as you deem it advisable to do so, the Managers shall offer the International Shares for sale to the public as set forth in the International Prospectus.

               6.  COVENANTS OF THE COMPANY.

               The Company covenants and agrees with each Manager that:

               (a) The Company shall use its best efforts to cause the Registration Statement to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Regulations, or filing of the International Prospectus with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company shall file the International Prospectus, properly completed, with the Commission pursuant to Rule 424(b) of the Regulations within the time period therein prescribed and shall provide evidence satisfactory to you of such timely filing. The Company shall promptly advise you, and confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment thereto has become




























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          effective, (2) of the initiation or threatening of any
          proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and (3) of receipt by the Company or any representative or attorney of the Company of any other communications from the Commission relating to the Company, the Registration Statement, any International Preliminary Prospectus, the International Prospectus or the transactions contemplated by this Agreement. The Company shall make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company shall not file any amendment to the Registration Statement or any amendment of or supplement to the International Prospectus before or after the Effective Date to which you shall reasonably object in writing after being timely furnished in advance a copy thereof unless the Company shall conclude, upon the advice of counsel, that any such amendment must be filed at a time prior to obtaining such consent.

               (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall occur as a result of which the International Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the International Prospectus to comply with the Act and the Regulations, the Company shall notify you promptly and prepare and file with the Commission an appropriate post-effective amendment or supplement (in form and substance reasonably satisfactory to you) that will correct such statement or omission and shall use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

               (c) The Company shall promptly deliver to you four manually-signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and to those persons (including you) whom you identify to the Company, such number of conformed copies of the Registration Statement, each International Preliminary Prospectus, the




























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          International Prospectus, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and the International Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

               (d) The Company shall cooperate with the Managers and Weil, Gotshal & Manges ("Underwriters' Counsel") in connection with their efforts to qualify or register the Shares for sale under the securities (or "Blue Sky") laws of such jurisdictions as you shall request, shall execute such applications and documents and furnish such information as may be reasonably required for such purpose and shall comply with such laws so as to continue such qualification in effect for so long as may be required to complete the distribution of the Shares; provided, however, that
                                                   --------  -------
          the Company shall not be required to qualify as a foreign corporation in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares in such jurisdiction.

               (e) The Company shall make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you, in such numbers as you may reasonably request for distribution to the Managers, as soon as practicable, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the effective date of the Registration Statement, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

               (f) During a period of 90 days from the date of this Agreement, the Company shall not, without the prior written consent of Bear, Stearns, (A) issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock or Class B Common Stock of the Company, par value $.10 per share (the "Class B Common Stock") (or any securities convertible into, exercisable for or exchangeable for Common Stock or Class B Common Stock) other than the (i) Company's issuance and sale of Shares hereunder, (ii) the Company's issuance of shares of Common Stock upon the conversion of the Company's presently outstanding Class B Common Stock, or (iii) the issuance of Common Stock under the Company's employee benefit plans, or (B) acquire, agree or commit to acquire or publicly announce its intention to acquire, directly or through a subsidiary, assets or securities of any other person, firm or corporation in a transaction or series of related transactions that would be



























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          material to the Company and its subsidiaries, taken as a whole, other than the purchase of the capital stock of Vitramon (if such purchase is consummated after the execution of this Agreement) as described in the International Prospectus. In addition, the Company has obtained and shall deliver to you on the date hereof a written undertaking from each of Dr. Felix Zandman, Mrs. Luella
          B. Slaner, as Trustee of the Trust for the benefit of Mr. Alfred
          P. Slaner, and Mrs. Slaner, in her individual capacity, not to, without the prior written consent of Bear, Stearns, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock or Class B Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock or Class B Common Stock).

               (g) During the three years following the Effective Date, the Company shall furnish to you, in such numbers as you may reasonably request for distribution to the Managers, copies of
          (i) all reports to its shareholders and (ii) all reports, financial statements, and proxy or information statements filed by the Company with the Commission or any national securities exchange.

               (h) The Company shall apply the proceeds from the sale of the Shares hereunder in the manner set forth under "Use of Proceeds" in the International Prospectus.

               (i) The Common Stock currently outstanding is listed on the NYSE and the Shares have been duly authorized for listing on the NYSE, subject only to official notice of issuance. The Company shall use its best efforts promptly to cause the Shares to be listed on the NYSE.

               (j) The Company shall comply with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

               (k) The Company shall comply with all provisions of all undertakings contained in the Registration Statement.

               (l) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall issue no press release or other communication directly or indirectly and hold no press conference with respect to the Company, any subsidiary, the financial condition, results of operations, operations, business properties, assets, liabilities, or prospects of any of them, or this offering, without your prior consent, which shall not be unreasonably withheld, unless the Company shall conclude upon the advice


























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 21 -- EXHIBIT 1.2



          of counsel that such press release or other communication must be issued at a time prior to obtaining such consent.


               7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement (including all amendments thereof and exhibits thereto), any Preliminary Prospectuses, the Prospectuses and any supplements thereto, the underwriting documents (including this Agreement, the U.S. Underwriting Agreement, the U.S. and International Pricing Agreements and any agreements with selected securities dealers) and all other documents relating to the public offering of the Shares (including those supplied to the Managers in quantities as hereinabove stated and those supplied to the U.S. Underwriters in quantities as stated in the U.S. Underwriting Agreement), (ii) the issuance, transfer and delivery of the Shares to the U.S. Underwriters and the Managers, including any transfer or other taxes payable thereon, (iii) the qualification, if any, of the Shares under state securities laws, including the costs of preparing, printing and distributing to the U.S. Underwriters a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, (iv) the listing of the Shares on the NYSE and (v) the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD") and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith.

               8. CONDITIONS OF THE MANAGERS' OBLIGATIONS. The obligations of the several Managers to purchase and pay for the International Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof, as of the Closing Date and, with respect to the Additional International Shares, the accuracy of the representations and warranties of the Company as of the Additional Closing Date, to the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 8 to you or to Underwriters' Counsel of any qualification or limitation not previously approved in writing by you to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or at such later time and date as



























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          shall have been consented to in writing by the Representatives, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

               (b) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received the opinion of Avi Eden, Esq., general counsel for the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

                    (i) Each of the Company and its domestic subsidiaries listed in Schedule II hereto (the "Material Domestic Subsidiaries") (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that, in the aggregate, will not have a material adverse effect on the Company and its subsidiaries taken as a whole and (y) has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectuses. All of the issued and outstanding capital stock of each Material Domestic Subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights and, except for immaterial numbers of shares of certain of those subsidiaries that are owned by directors or employees of those subsidiaries, is owned by the Company or a subsidiary thereof, free and clear of any lien, adverse claim or security interest and, to the knowledge of such counsel, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever, except as otherwise described in the Registration Statement and as may be disclosed in the Prospectuses.

                    (ii) The Company has authorized capital stock as set forth in the Registration Statement and the



























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               Prospectuses.  All of the outstanding shares of such capital stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares have been duly and validly authorized for issuance and sale to the U.S. Underwriters and the Managers, respectively, pursuant to the Underwriting Agreements and, when so sold and delivered to the U.S. Underwriters and the Managers, respectively, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. To the best knowledge of such counsel after due inquiry, there is no outstanding option, warrant or other right calling for the issuance of any share of capital stock of the Company or of any Material Domestic Subsidiary of any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or any Material Domestic Subsidiary, except as may be described in the Prospectuses. Upon delivery of and payment for the Shares to be sold by the Company to each U.S. Underwriter and Manager pursuant to the Underwriting Agreements, each U.S. Underwriter and each Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire good and marketable title to the Shares so sold and delivered to it, free and clear of all liens, pledges, charges, claims, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action taken by such U.S. Underwriter or such Manager). The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses.

                    (iii) The Common Stock currently outstanding is listed on the NYSE and the Shares are duly authorized for listing on the NYSE, subject only to official notice of issuance.

                    (iv) The Company has all requisite legal, right, power and authority to execute, deliver and perform the Underwriting Agreements and the transactions contemplated thereby. The Underwriting Agreements and the transactions contemplated thereby have been duly and validly authorized, executed and delivered by the Company, and the Underwriting Agreements constitute




























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               valid and binding obligations of the Company, except
               (A) that rights to indemnity and/or contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws, (B) that such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                    (v) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, that, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectuses that has not been properly disclosed therein; and to such counsel's knowledge, there is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement and the Prospectuses or to be filed as an exhibit to the Registration Statement, that is not so described or filed.

                   (vi) To such counsel's knowledge, no order directed to
               any Incorporated Document has been issued by the Commission and no challenge has been made by the Commission to the accuracy or adequacy of any such Incorporated Document.

                  (vii) The execution, delivery, and performance by the Company of the Underwriting Agreements and the consummation of the transactions contemplated thereby do not and will not when such performance is required pursuant to the terms hereof (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any




























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               agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets are or may be bound and that is material to the Company and its subsidiaries taken as a whole (other than those conflicts, breaches and defaults as to which requisite waivers or consents have been obtained by the Company and those that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole), (B) violate or conflict with any provision of the certificate of incorporation or by-laws or equivalent instruments of the Company or any of its subsidiaries that are organized under the laws of any state or other jurisdiction in the United States, or (C) to the best knowledge of such counsel, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Material
               Domestic Subsidiaries or any of their respective properties or assets, except for those violations or conflicts that, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole. To the knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its Material
               Domestic Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Underwriting Agreements by the Company and the consummation of the transactions contemplated thereby, including, without limitation, the issuance, sale and delivery of the Shares, except for (1) such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Managers (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act or the rules of the NYSE.

                 (viii) No consent of any party to any material contract, agreement, instrument, lease or license known to such counsel to which the Company or any subsidiary thereof is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement,




























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               or the sale or delivery, or performance of this Agreement.

                   (ix) Insofar as statements in the Prospectuses purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements are correct in all material respects and, to the best knowledge of such counsel, the statements accurately reflect the status of such litigation.

                    (x) The Company is not an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act.

                   (xi) To such counsel's knowledge, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of Common Stock or other securities of the Company solely because of the filing or effectiveness of the Registration Statement.

                  (xii) Such counsel has received no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and to the best knowledge of such counsel, no proceedings therefore have been initiated or threatened by the Commission.

               In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent certified public accountants of the Company, representatives of the U.S. Underwriters and the Managers and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectuses and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or any amendments thereof or supplements thereto (except as to matters referred to in the last sentence of clause (ii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) nothing has caused such counsel to believe that the Registration Statement at the time it became effective (or any post-effective





























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          amendment thereof as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses as of the date thereof and as of the date of such opinion contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and schedules and other financial, accounting and statistical data included therein, or with respect to the exhibits to the Registration Statement or with respect to any information furnished by or on behalf of the U.S. Underwriters or the Managers for use in the Registration Statement).

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the Commonwealth of Pennsylvania and Delaware corporate law, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. The opinion of counsel for the Company shall state that the opinion of any such other counsel is in form and substance satisfactory to such counsel and, in his opinion, he and you are justified in relying thereon.

               (c) On the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received the opinion of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, special counsel for the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

                    (i) The Registration Statement and Prospectuses (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be expressed) comply as to form in all



























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               material respects with the requirements of the Act and the
               Regulations. The Incorporated Documents (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be expressed) complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder as of the respective dates filed with the Commission; and

                   (ii) The Registration Statement has become effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement and to the knowledge of such counsel no proceedings therefor have been initiated or threatened by the Commission.

          In addition, you shall have received the opinion of such counsel to the effect set forth in clauses (ii) (other than the second sentence thereof), (iv), (v) and (vii) of Section 8(b) hereof. You also shall have received a statement from such counsel to the effect of the penultimate paragraph of Section 8(b) hereof. In rendering such opinion, such counsel may state that their opinion is limited to matters of Federal, Delaware corporate and New York law and such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and upon certificates of public officials.

               (d) On the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received (i) the favorable opinion of Melissa Palmer as to the French subsidiaries of the Company listed in Schedule II hereto,
          (ii) the favorable opinion of Peltzer & Riesenkampff as to the German subsidiaries of the Company listed in Schedule II hereto,
          (iii) the favorable opinion of Israel Baron as to the Israeli subsidiaries of the Company listed in Schedule II hereto, and
          (iv) the favorable opinion of __________ as to the English subsidiary of the Company listed in Schedule II hereto, each dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and scope satisfactory to Underwriters' Counsel, in each case as to the absence of any pending or threatened litigation that might result in a judgment or decree having a material adverse effect on the condition (financial or other), earnings business or properties of each subsidiary that is the subject of the opinion (collectively, the "Subject Subsidiaries"), the due incorporation and continuing existence in good standing under the laws of its jurisdiction of incorporation of each



























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          such Subject Subsidiary, the due qualification in and continuing good standing of each such Subject Subsidiary under the laws of each foreign jurisdiction in which it owns or leases material properties or conducts material business and where such qualification is required by law, the due authorization and valid issuance of the outstanding capital stock of each such Subject Subsidiary and the ownership thereof directly or indirectly by the Company free and clear of any liens, claims, security interests, except for security interests in favor of certain named banks as disclosed in the Registration Statement, the absence (to such counsel's knowledge) of any outstanding options, warrants or other rights to acquire, by purchase, exchange or conversion, shares of the capital stock of each such Subject Subsidiary and the absence (to such counsel's knowledge) of any violation, breach or default on the part of each such Subject Subsidiary of or under any agreement, lease or license that is material to the Company and its subsidiaries taken as a whole.

               (e) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a certificate of the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that the conditions set forth in subsection (a) of this Section 8 have been satisfied, that as of the date of such certificate the representations and warranties of the Company set forth in
          Section 3 hereof are accurate and the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

               (f) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a letter, from Ernst & Young, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectuses and covered by their opinion incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in



























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          accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1993, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1993, reading the unaudited consolidated condensed financial statements of the Company and its subsidiaries for the three months ended March 31, 1994 and 1993, respectively, and other specified procedures and inquiries to a date not more than six days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited pro forma condensed consolidated financial statements contained in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, (B) the unaudited historical consolidated condensed financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the regulations or that such unaudited condensed consolidated financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectuses, (C) with respect to the period subsequent to March 31, 1994 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than six days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectuses, except for changes or decreases that the Registration Statement and the Prospectuses disclose have occurred or may occur; or (D) that during the period from




























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          March 31, 1994 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than six days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Prospectuses disclose have occurred or may occur; and (iv) stating that they have compared specific numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Prospectuses, which have been specified by you prior to the date of this Agreement, to the extent that such numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

               (g) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a letter from KPMG Peat Marwick, independent public accountants for Vitramon, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent public accountants with respect to Vitramon within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of Vitramon included in the Registration Statement and the Prospectuses and covered by their opinion incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of Vitramon, a reading of the minutes of meetings and consents of the members and board of directors of Vitramon and any committees of such board subsequent to December 31, 1993, inquiries of officers and other employees of Vitramon who



























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          had responsibility for financial and accounting matters of
          Vitramon with respect to transactions and events subsequent to December 31, 1993, reading the unaudited financial statements of Vitramon for the three months ended March 31, 1994, and other specified procedures and inquiries to a date not more than six days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements of Vitramon contained in the Registration Statement and the Prospectuses do not comply as to form in all material respects with US GAAP or (B) that such unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of Vitramon included in the Registration Statement and the Prospectuses; and (iv) stating that they have compared specific numbers of shares, percentages of revenues and earnings, and other financial information pertaining to Vitramon set forth in the Prospectuses, which have been specified by you prior to the date of this Agreement, to the extent that such numbers, percentages, and information may be derived from the general accounting and financial records subsidiaries and of Vitramon or from schedules furnished by Vitramon, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

               (h) All proceedings taken in connection with the sale of the Shares as contemplated by the Underwriting Agreements shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have received from Underwriters' Counsel an opinion, dated as of the Closing Date and addressed to the U.S. Underwriters and the Managers, with respect to the sale of the Firm Shares, and dated as of the Additional Closing Date with respect to the sale of the Additional Shares, as to such matters as you reasonably may require, and the Company shall have furnished to Underwriters' Counsel such documents as Underwriters' Counsel may request for the purpose of enabling Underwriters' Counsel to pass upon such matters.

               (i) The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.




























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               (j)  The Shares shall have been approved for listing on the
          NYSE, subject to official notice of issuance.

               (k) At the time this Agreement is executed, the Company shall have furnished to you the letter referred to in Section 6(f), in form and substance satisfactory to Underwriters' Counsel.

               (l) Prior to the Closing Date and the Additional Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

               (m) The closing of the purchase of the U.S. Shares pursuant to the U.S. Underwriting Agreement shall occur concurrently with
          (x) the closing described in Section 4(a)(iii) hereof, in the case of the Firm Shares, and (y) the closing described in Section 4(b)(ii) hereof, in the case of the Additional Shares.

               If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements, or letters furnished to you or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Managers hereunder not theretofore discharged may be canceled by you at, or at any time prior to, the Closing Date and with respect to the Additional International Shares, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

               9.  INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material



























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     fact contained in the Registration Statement or the International
     Prospectus or any International Preliminary Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the International Prospectus, in light of the circumstances under which they were made) not misleading; provided,
                                                               --------
      however, that the Company shall not be liable under this subsection
      -------
     9(a) to any Manager in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on your behalf with respect to the Managers; and provided further, that
                                                   -------- -------
     with respect to any International Preliminary Prospectus, such indemnity shall not inure to the benefit of any Manager (or the benefit of any person controlling such Manager) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares that are the subject thereof from such Manager and if such person was not sent or given a copy of the International Prospectus, excluding documents incorporated therein by reference, at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such International Preliminary Prospectus was corrected in the International Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

               (b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the International Prospectus or any International Preliminary Prospectus, or in any amendment thereof or supplement thereto, or























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 35 -- EXHIBIT 1.2



     arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the International Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on your behalf with respect to such Manager expressly for use in the Registration Statement or International Prospectus; provided,
                                                             --------
      however, that in no case shall such Manager be liable or responsible
      -------
     for any amount in excess of the aggregate public offering price of the International Shares underwritten by it and distributed to the public. This indemnity will be in addition to any liability that the Manager may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the [first five paragraphs] under the caption "Underwriting" in the International Prospectus constitute the only information furnished in writing by or on behalf of any Manager expressly for use in the Registration Statement, any related International Preliminary Prospectus and the International Prospectus.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the assertion of any claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action,
     (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such

























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 36 -- EXHIBIT 1.2


     action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties with respect to such different defenses), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; provided,
                                                           --------
     however, that the indemnifying party shall be liable for separate
     -------
     counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such written consent was not
                      --------  -------
     unreasonably withheld.

               10. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9(a) hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Managers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than one or more of the Managers, who may also be liable for contribution, including persons who control the Company within the meaning of
     Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Managers may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the International Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof,
























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     in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts received by the Managers, respectively, in each case as set forth in the table on the cover page of the International Prospectus. The relative fault of the Company, on the one hand, and of the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall any Manager be required to contribute any amount in excess of the amount by which the aggregate public offering price of the International Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Manager and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from




























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     whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not
                      --------  -------
     unreasonably withheld.

               11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Managers and the Company contained in this Agreement, including without limitation the agreements contained in Sections 6 and 7, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Managers or any controlling person of any Manager or by or on behalf of the Company, any of its officers and directors, and shall survive delivery of the International Shares to and payment for the International Shares by the Managers. The representations contained in Section 3 and the agreements contained in Sections 6, 7, 9, 10 and 13(d) hereof shall survive the termination of this Agreement including pursuant to Section 13 hereof.

               12.  DEFAULT BY A MANAGER.

               (a) If any Manager or Managers shall default in its or their obligation to purchase Firm International Shares or Additional International Shares hereunder, and if the Firm International Shares or Additional International Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection (b) below) exceed in the aggregate 10% of the number of shares of Firm International Shares or Additional International Shares, as the case may be, that all Managers have agreed to purchase hereunder, then such Firm International Shares or Additional International Shares to which the default relates shall be purchased by the non-defaulting Managers in proportion to the respective proportions that the numbers of Firm International Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm International Shares set forth opposite the names of the non-defaulting Managers.

               (b) If such default relates to more than 10% of the Firm International Shares or Additional International Shares, as the case may be, you may, in your discretion, arrange for another party or parties (including any non-defaulting Manager or Managers who so agree) to purchase such Firm International Shares or Additional International Shares, as the case may be, to which such default relates on the terms contained herein. If within

























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 39 -- EXHIBIT 1.2



     five (5) calendar days after such a default you do not arrange for the purchase of the Firm International Shares or Additional International Shares, as the case may be, to which such default relates as provided in this Section 12, this Agreement (or, in the case of a default with respect to the Additional International Shares, the obligations of the Managers to purchase and of the Company to sell the Additional International Shares) shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 7, 9(a) and 10 hereof) or the several non-defaulting Managers (except as provided in Sections 9(b) and 10 hereof), but nothing in this Agreement shall relieve a defaulting Manager or Managers of its or their liability, if any, to the other several Managers and the Company for damages occasioned by its or their default hereunder.

               (c) If the Firm International Shares or Additional International Shares to which the default relates are to be purchased by the non-defaulting Managers, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the International Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the International Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Manager" as used in this Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Agreement with respect to such Firm International Shares and Additional International Shares.

               13.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

               (a) This Agreement shall become effective when you and the Company shall have received notification of the effectiveness of the Registration Statement. Until this Agreement becomes effective as aforesaid, and in addition to the termination provisions of Section 4(a)(ii), this Agreement may be terminated by the Company by notifying you or by you by notifying the Company without any liability of any party to any party hereunder. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 7, 9, 10 and 11 hereof shall at all times be in full force and effect.

               (b) This Agreement and the obligations of the Managers hereunder may be terminated by you by written notice to the Company at any time at or prior to the Closing Date (and, with



























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 40 -- EXHIBIT 1.2



     respect to the Additional International Shares, the Additional Closing
     Date), without liability (other than with respect to Sections 9 and
     10) on the part of any Manager to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Managers set forth in Section 8 hereof is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on either exchange or such market by the Commission, or by either exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in your judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the International Shares on the terms and in the manner contemplated in the International Prospectus,
     (vi) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectuses in the condition (financial or other) of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectuses or contemplated thereby, or
     (vii) there shall have occurred such a material adverse change in the financial markets in the United States such as, in your judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the International Shares on the terms and in the manner contemplated in the International Prospectus. Your right to terminate this Agreement will not be waived or otherwise relinquished by their failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional International Shares, the Additional Closing
     Date).

               (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by you, as provided in subsection 13(a) or 13(b) hereof), or if the sale of the International Shares provided for



























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 41 -- EXHIBIT 1.2



     herein is not consummated because any condition to the obligations of the Managers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees, subject to demand by you, to reimburse the Managers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' Counsel), incurred by the Managers in connection herewith.

               14. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any one or more of the Managers, shall be mailed, delivered, or telexed or telegraphed or faxed and confirmed in writing, to Bear, Stearns International Limited, One Canada Square, London E14 5AD, England, Attention: Corporate Finance Department (Fax No. ________); if sent to the Company, shall be mailed, delivered, or telegraphed or faxed and confirmed in writing, to the Company, 63 Lincoln Highway, Malvern, Pennsylvania 19355, Attention: Chief Financial Officer, (Fax No. (215) 296-0657).

               15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

               16. PARTIES. The Company shall be entitled to act and rely upon any request, notice, consent, waiver or agreement purportedly given by the Managers or you when the same shall have been given and signed by Bear, Stearns. This Agreement shall inure solely to the benefit of, and shall be binding upon, each of the Managers and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of International Shares from the Managers.

               17. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York.


































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 42 -- EXHIBIT 1.2



               If the foregoing correctly sets forth the complete agreement between the Managers, on the one hand, and the Company, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   VISHAY INTERTECHNOLOGY, INC.


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:


     Accepted as of the date first above written.

     BEAR, STEARNS INTERNATIONAL LIMITED
          Acting on its own behalf and as a
          representative of the several Managers named in Schedule I annexed hereto.

     By:
        --------------------------------
       Name:
        Title:


     DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
          Acting on its own behalf and as a
          representative of the several Managers named in Schedule I annexed hereto.


     By:
        --------------------------------
       Name:
        Title:


     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
          Acting on its own behalf and as a
          representative of the several Managers named in Schedule I annexed hereto.


     By:
        --------------------------------
       Name:
        Title:






















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 43 -- EXHIBIT 1.2





     MERRILL LYNCH INTERNATIONAL LIMITED
          Acting on its own behalf and as a
          representative of the several Managers named in Schedule I annexed hereto.


     By:
        --------------------------------
       Name:
        Title:


     SALOMON BROTHERS INTERNATIONAL LIMITED
          Acting on its own behalf and as a
          representative of the several Managers named in Schedule I annexed hereto.


     By:
        --------------------------------
       Name:
        Title:


















































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 44 -- EXHIBIT 1.2




                                   SCHEDULE I



                                                                 Number of
                                                         Firm International
                                                                  Shares to
     Name of Manager                                           be Purchased
     ---------------                                           ------------

     Bear, Stearns International
       Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Donaldson, Lufkin & Jenrette
       Securities Corporation  . . . . . . . . . . . . . . . . . . . . . .
     Lehman Brothers International
       (Europe)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Merrill Lynch International
       Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Salomon Brothers International
       Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


























                                                                ___________
           . . . . . . . . . . . . . . . . .      TOTAL             550,000
                                                                  =========
























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 45 -- EXHIBIT 1.2




                                   SCHEDULE II

                              MATERIAL SUBSIDIARIES



                                                            JURISDICTION OF
     NAME                                                   INCORPORATION
     ----                                                   ---------------
     Dale Holdings, Inc.                                           Delaware
     Dale Electronics, Inc.                                        Delaware
     Measurements Group, Inc.                                      Delaware
     Vishay Sprague Holdings Corp.                                 Delaware

     E-Sil Components Ltd.                                   United Kingdom
     Draloric Electronic GmbH                                       Germany
     Vishay Beteiliguns GmbH                                        Germany
     Roederstein GmbH                                               Germany
     Nicolitch S.A.                                                  France
     Sfernice S.A.                                                   France
     Vishay Israel Limited                                           Israel
     Dale Israel Limited                                             Israel
     Draloric Israel Limited                                         Israel


















































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 46 -- EXHIBIT 1.2






                                          SCHEDULE III

                                      COMPANY SUBSIDIARIES

                                                                     Percent of
      Name                                      Jurisdiction         Ownership
      ----                                      ------------         ---------
      Nippon Vishay, K.K.                       Japan                100%
      Vishay F.S.C., Inc.                       U.S. Virgin Islands  100%
      Vishay Holdings, Inc.                     Delaware             100%
      Roederstein Electronics, Inc.             Delaware             100%
      Measurements Group, Inc.                  Delaware             100%
             Vishay MicroMeasures SA            France               100%
                  Measurements Group GmbH       Germany              100%
                        Grupo Da Medidas
                          Iberica S.L.          Spain                100%
      Vishay Israel Limited                     Israel                90%
             Z.T.R. Electronics Ltd.            Israel               100%
             Vishay International Trade Ltd.    Israel               100%
             Vishay Israel North Ltd.           ______               _____
             Dale Israel Electronics
               Industries Ltd.                  Israel               100%
             Draloric Israel Ltd.               Israel               100%
             V.I.E.C. Ltd.                      Israel               100%
             Vilna Equities Holding, B.V.       Netherlands          100%
                  Visra Electronics
                    Financing B.V.              Netherlands          100%
             Measurements Group (U.K.) Ltd.     U.K.                 100%
             Vishay Beteiliguns GmbH            Germany              79.90% by
                                                                            Vishay Israel
                                                                     7.56%  by Vishay
                                                                     9.01%  by Vilna
                                                                     3.53%  by Dale

             Roederstein GmbH                   Germany              100%
                  Roederstein-
                    Produktionsgesellschaft     Germany              100%
                  Roederstein Electronics
                    Portugal Lda.               Portugal             95%
                  Roederstein Bauelemente
                    Vartrieb GmbH               Germany              51%
                  Roederstein Bauelemente
                    Vertrieb GmbH               Germany              75%
                  Roederstein Bauelemente
                    Vertrieb GmbH               Germany              70%
                  Roederstein Bauelemente
                    Vertrieb A.G.               Switzerland          100%
                  Roederstein Vertrieb
                    elektronischer
                      Bauelemente & Co.         Austria              70%
                  Roederstein Vertrieb
                    elektronischer
                      Bauelemente Ges. mbH      Austria              77.78%
                  Klevestav-Roederstein
                    Festigheter AB              Sweden               50%
                  Djie Roederstein
                    Electronische
                      Onderdelen B.V.           Netherlands          40%
                  N.V. Roederstein Electronics
                    Components S.A.             Belgium              48%
                  Fabrin-Roederstein A.S.       Denmark              40%






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 47 -- EXHIBIT 1.2




                                                                     Percent of
      Name                                      Jurisdiction         Ownership
      ----                                      ------------         ---------

                  OY OKAB-Roederstein AB        Finland              44.4%
                  Roederstein Finland OY        Finland              40%
                  ROGIN Electronic S.A.         Spain                33%
                  Roederstein Norge AS          Norway               40%
                  Roederstein-Hilfe-GmbH        Germany              100%
             Draloric Electronics GmbH          Germany              100%
                  Draloric Electronic
                    SPOL S RO                   Czechoslovakia       100%
                  Sfernice S.A.                 France               99.8%
                        Vishay Composants
                          Electroniques SARL    France               100%
                        Nicolitch S.A.          France               100%
                               Gravures
                                 Industrielles
                                   Mulhousiennes
                                     S.A.       France               100%
                        Sfernice Ltd.           U.K.                 100%
                        Aztronic S.A.           France               100%
                        Ultronix, Inc.          Delaware             100%
                               Ohmtek, Inc.     New York             100%
                               Techno
                                 Components
                                 Corp.          Delaware             100%
                  E-Sil Components Ltd.         U.K.                 100%
                        Vishay Components
                          (U.K.) Ltd.           U.K.                 100%
                        Grued, Corp.            Delaware             100%
                               Con-Gro, Inc.    Delaware             100%
                        Gro-Con, Inc.           Delaware             100%
                               Angstrohm
                                 Precision,
                                 Inc.           Delaware             100%
                        Alma Components Ltd.    Guernsey             100%
                        Vishay Resistor
                          Products (U.K.) Ltd.  U.K.                 100%
                               Heavybarter,
                                 Unlimited      U.K.                 100%
                               Vishay-Mann
                                 Limited        U.K.                 100%
      Dale Holdings, Inc.                       Delaware             100%
             Dale Electronics, Inc.             Delaware             100%
                  Componentes Dale de Mexico
                    S.A. de C.V.                Mexico               100%
                  Electronica Dale de Mexico
                    S.A. de C.V.                Mexico               100%
                  Vishay Electronic Components
                    Asia Pte., Ltd.             Singapore            100%
                  Nytron Inductors, Inc.        North Carolina       100%
                  Jeffers Electronics, Inc.     _____________        ____
                        Jefel de Mexico S.A.
                          de C.V.               Mexico               100%
                  The Colber Corporation        New Jersey           100%
                  Dale Test Laboratories, Inc.  South Dakota         100%
                  Angstrohm Precision, Inc.     Maryland             100%
             Bradford Electronics, Inc.         Delaware             100%
      Vishay Sprague Holdings Corp.             Delaware             100%
             Sprague North Adams, Inc.          Massachusetts        100%






     -------------------------
     Note:  Names of Subsidiaries are indented under name of Parent

                                   Page  of 3


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 48 -- EXHIBIT 1.2




                                                                     Percent of
      Name                                      Jurisdiction         Ownership
      ----                                      ------------         ---------

             Sprague Sanford, Inc.              Maine                100%
             Vishay Sprague, Inc.               Delaware             100%
             Vishay Sprague Canada Holdings
               Inc.                             Canada               100%
                  Sprague Electric of Canada
                    Limited                     Canada               100%
             Sprague France S.A.                France               100%
             Sprague Asia, Ltd.                 ________             ____
             Sprague Palm Beach, Inc.           ________             ____





















































     -------------------------
     Note:  Names of Subsidiaries are indented under name of Parent

                                   Page  of 3


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 49 -- EXHIBIT 1.2



                                                                  EXHIBIT A



                                 550,000 Shares

                          VISHAY INTERTECHNOLOGY, INC.

                                  Common Stock

                     FORM OF INTERNATIONAL PRICING AGREEMENT

                               ___________________


                                        ___________, 1994


     Bear, Stearns International Limited
     Donaldson, Lufkin & Jenrette
       Securities Corporation
     Lehman Brothers International (Europe)
     Merrill Lynch International Limited
     Salomon Brothers International Limited
       as Representatives of the
       several Managers named
       in the International Underwriting Agreement
     c/o Bear, Stearns International Limited

     London, England


     Ladies and Gentlemen:

               Reference is made to the International Underwriting Agreement dated ______________, 1994 (the "International Underwriting Agreement") among Vishay Intertechnology, Inc. (the "Company") and the several Managers named therein (the "Managers"), for whom Bear, Stearns International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers International (Europe), Merrill Lynch International Limited and Salomon Brothers International Limited are acting as representatives. The International Underwriting Agreement provides for the purchase by the Managers from the Company, subject to the terms and conditions set forth therein, of an aggregate of 550,000 shares (the "Firm International Shares") of the Company's common stock, par value $.10 per share. This Agreement is the International Pricing Agreement referred to in the International Underwriting Agreement.

               Pursuant to Section 4 of the International Underwriting Agreement, the Company agrees with each Manager as follows:

               1. The public offering price per share for the Firm International Shares, determined as provided in said Section 4, shall be $_____.

               2. The purchase price per share for the Firm International Shares to be paid by the several Managers shall be $______, being an amount equal to the public offering price set forth above less $_____ per share.

               The Company represents and warrants to each of the Managers that the representations and warranties of the Company set forth in
     Section 3 of the International Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

               This Agreement shall be governed by the laws of the State of New York.
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               If the foregoing is in accordance with our understanding of the International Underwriting Agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Managers and the Company in accordance with its terms and the terms of the International Underwriting Agreement.

                              Very truly yours,

                              VISHAY INTERTECHNOLOGY, INC.


                              By:
                                 ------------------------------------------
                                 Name:
                                 Title:

     Confirmed and accepted as of
     the date first above written:

     BEAR, STEARNS INTERNATIONAL LIMITED
     DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
     MERRIL LYNCH INTERNATIONAL LIMITED
     SALOMON BROTHERS INTERNATIONAL LIMITED
          Acting on their own behalf and as
          representatives of the other Managers
          named in the International Underwriting Agreement.

     By:  BEAR, STEARNS INTERNATIONAL LIMITED


     By:
        --------------------------------
       Name:
        Title:















                                       A-2

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